Exhibit 10.1

Execution Version

FORBEARANCE AGREEMENT AND FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED
REVOLVING CREDIT AND SECURITY AGREEMENT

This Forbearance Agreement and First Amendment to Second Amended and Restated Revolving Credit and Security Agreement (this “Agreement”) is entered into as of December 31, 2018, by and among Emerge Energy Services LP, a Delaware limited partnership, Emerge Energy Services Operating LLC, a Delaware limited liability company (“Emerge”), Superior Silica Sands LLC, a Texas limited liability company (“SSS” and together with Emerge and each Person joined hereto as a borrower from time to time, collectively, the “Borrowers,” and each individually a “Borrower”), the Lenders party hereto, and PNC Bank, National Association (“PNC”), as administrative agent for the Lenders and collateral agent for the Secured Parties (in such capacities, the “Agent”).

RECITALS

A.                                    The Borrowers, the other Credit Parties, Agent and Lenders are parties to that certain Second Amended and Restated Revolving Credit and Security Agreement, dated as of January 5, 2018 (as may be further amended, restated, supplemented or otherwise modified from time to time, the “First Lien Credit Agreement”), pursuant to which, among other things, the Lenders agreed, subject to the terms and conditions set forth in the First Lien Credit Agreement, to make certain loans and other financial accommodations to Borrower.  Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the First Lien Credit Agreement.

B.                                    The Borrower and the other Credit Parties are party to the Second Lien Note Purchase Agreement dated as of January 5, 2018 among the Borrower, the Credit Parties, HPS Investment Partners, LLC, as notes agent (in such capacity, the “Second Lien Agent”) and the noteholders party thereto (the “Second Lien Noteholders”) (as may be further amended, restated, supplemented, refinanced or otherwise modified from time to time, the “Second Lien Note Purchase Agreement”).

C.                                    As of the date hereof, the Defaults identified as “Anticipated Defaults” on Exhibit A hereto (collectively, the “Specified Defaults”) are expected to occur prior to the expiration of the Forbearance Period (as hereinafter defined).

D.                                    The Second Lien Agent and the Required Noteholders (as defined in the Second Lien Note Purchase Agreement) have agreed to temporarily forbear, by reason of the defaults under the Second Lien Note Purchase Agreement, from exercising certain of their default-related rights and remedies against the Borrowers and the other Credit Parties pursuant to the Forbearance Agreement and First Amendment to Second Lien Note Purchase Agreement dated as of the date hereof among the Borrowers, the other Credit Parties, the Second Lien Noteholders and the Second Lien Agent (the “Second Lien Forbearance Agreement”).

E.                                     The Borrowers have requested that during the Forbearance Period, Agent and the Required Lenders (the Agent and the Lenders in all their capacities under the First Lien Credit Agreement are sometimes referred to herein individually as a “Lender Party,” and collectively as the “Lender Parties”) agree (a) to forbear from exercising certain of their default-

related rights and remedies against Borrowers and the other Credit Parties with respect to the Specified Defaults, (b) that the Lenders, subject to the terms and conditions of the First Lien Credit Agreement (without giving effect to the existence of the Specified Defaults during the Forbearance Period) continue to make Revolving Advances to the Borrowers and (c) that the Issuer continue to issue Letters of Credit to the Borrowers, notwithstanding the existence of the Specified Defaults and subject to the terms and conditions set forth herein.

F.                                      Subject to the terms and conditions set forth herein, (i) the Lender Parties have agreed to (a) forbear from exercising certain of their default-related rights and remedies against the Borrowers and the other Credit Parties with respect to the Specified Defaults, (b) amend the First Lien Credit Agreement in certain respects as set forth below and (c) subject to the terms and conditions of the First Lien Credit Agreement (without giving effect to the existence of the Specified Defaults during the Forbearance Period) continue making Revolving Advances and continue to issue Letters of Credit to the Borrowers.

NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                         Confirmation by Borrowers of Obligations and Specified Defaults.

(a)                                 Each Credit Party acknowledges and agrees that as of December 31, 2018, (i) the aggregate principal balance of the outstanding Letter of Credit Obligations under the First Lien Credit Agreement is $11,210,000 and (ii) the aggregate principal balance of the outstanding Revolving Advances under the First Lien Credit Agreement is $33,000,000.  The foregoing amount does not include interest, fees, expenses and other amounts that are chargeable or otherwise reimbursable under the First Lien Credit Agreement and the Other Documents.

(b)                                 Each Credit Party acknowledges and agrees that (i) each of the Specified Defaults constitutes a material Event of Default that is expected to occur during the Forbearance Period (and that for the purposes of this Agreement, an Event of Default shall be deemed to have occurred with respect to the Specified Defaults), (ii) none of the Specified Defaults will be cured during the Forbearance Period, and (iii) except for the Specified Defaults, no other Events of Default have occurred and are continuing as of the date hereof, or are expected to occur during the Forbearance Period, as the case may be.  Prior to the effectiveness of this Agreement, the occurrence of each Specified Default: (i) relieves the Lender Parties from any obligation to extend any Advances or issue Letters of Credit under the Credit Agreement or other Credit Documents  and (ii) permits the Lender Parties to, among other things, (A) suspend or terminate the Commitment to provide Advances and issue Letters of Credit under any or all of the Credit Agreement and the other Credit Documents, (B) terminate Borrower’s ability to obtain or maintain LIBOR Rate Loans, (C) accelerate all or any portion of the Obligations, (D) charge the Default Rate pursuant to Section 3.1 of the First Lien Credit Agreement with respect to any and all of the Obligations effective from and after the date hereof, (E) subject to the ABL/Term Intercreditor Agreement (solely to the extent applicable thereunder), commence any legal or other action to collect any or all of the Obligations from any Borrower, any other Credit Party and/or any Collateral, (F) subject to the ABL/Term Intercreditor Agreement, foreclose or otherwise realize on any or all of the Collateral and/or appropriate, set-off and apply to the payment of any or all of the Obligations, any or all of the Collateral, and/or (G) subject to the ABL/Term Intercreditor

Agreement (solely to the extent applicable thereunder), take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the First Lien Credit Agreement, the Other Documents or applicable Law.

SECTION 2.                         Amendments to First Lien Credit Agreement.  Effective as of the Forbearance Effective Date (as hereinafter defined), the following terms and conditions of the First Lien Credit Agreement shall be amended as follows:

(a)                                 Section 1.2 is hereby amended by adding the following definitions to such Section, in alphabetical order:

“Forbearance Agreement and First Amendment” shall mean the Forbearance Agreement and First Amendment to Second Amended and Restated Revolving Credit and Security Agreement dated as of December 31, 2018 among the Borrowers, the other Credit Parties party thereto, the Lenders party thereto and the Agent.

“Forbearance Effective Date” shall have the meaning set forth in the Forbearance Agreement and First Amendment.

“Forbearance Period” shall have the meaning set forth in the Forbearance Agreement and First Amendment.

(b)                                 Section 1.2 is hereby amended by amending the following definitions to read as follows:

“Specified Note Subordination Agreement” shall mean that certain Subordination Agreement, dated as of January 5, 2018, among Trinity Industries Leasing Company, SSS, the Second Lien Agent and Agent, as amended and restated during the Forbearance Period in a form acceptable to each of the foregoing parties.

(c)                                  Section 6.5(b) is hereby amended in its entirety as follows:

“(b)                           Minimum Liquidity. (i) Except as otherwise provided in clause (ii), cause Liquidity at all times to be at least $20,000,000 and (ii) from January 1, 2019 through January 31, 2019, cause Liquidity at all times to be at least $16,000,000.”

(d)                                 Section 6.5(d) is hereby amended in its entirety to read as follows:

“(i) Subject to Section 6.5(d)(ii), at any time Excess Availability is less than an amount equal to the lesser of (i) $20,000,000 and (ii) twenty five percent (25%) of the Maximum Revolving Advance Amount (calculated on a Pro Forma Basis after giving effect to such Capital Expenditure(s)), not permit Capital Expenditures to be more than the respective amounts set forth below for the periods set forth below:

Fiscal Year Ending	Maximum Capital Expenditures
2018	$90,000,000
Thereafter	$30,000,000

; provided, that if the aggregate amount of Capital Expenditures made in any fiscal year shall be less than the maximum amount of Capital Expenditures permitted under this Section 6.5(d) for such fiscal year (before giving effect to any carryover), then an amount of up to $18,000,000 of such shortfall (for the fiscal year 2018) or $15,000,000 of such shortfall (for each fiscal year thereafter), as applicable, may be added to the amount of Capital Expenditures permitted under this Section 6.5(d) for the immediately succeeding (but not any other) fiscal year.

(ii) Notwithstanding Section 6.5(d)(i), at all times during the Forbearance Period each of the Credit Parties shall, and shall cause each of their respective Restricted Subsidiaries to, not make any Capital Expenditures, other than (A) Capital Expenditures in respect of the Osburn Facility in an aggregate amount for all such Capital Expenditures during the Forbearance Period not to exceed $1,000,000 and (B) any Capital Expenditures made to restore, replace, or rebuild property, plant or Equipment of the Credit Parties that in each case is both material to and necessary for the continuing operations of the Credit Parties’ business, as a result of any casualty or damage to such Credit Party’s property, plant or Equipment.”

(e)                                  Section 7.14(d) is hereby amended in its entirety to read as follows:

“(d)                           At any time make any cash payments in respect of any Specified Note, including principal, interest, fees and other expenses due thereunder, (i) other than upon the scheduled due date therefor (subject to the terms and conditions therein) as set forth in the applicable Specified Note as in effect on the Forbearance Effective Date, including without limitation the scheduled maturity date thereof, and (ii) unless, as of the date thereof, the Borrowers shall be in compliance on a Pro Forma Basis with the financial covenants set forth in Section 6.5 (and in the case of any payment on the scheduled maturity date thereof, such compliance shall be determined on the date of delivery of the Compliance Certificate for the most recently ended for the most recently ended Test Period prior to the date of determination for which financial statements have been delivered to the Agent pursuant to Sections 9.7 and 9.8(a), as applicable).”

(f)                                   Schedule 1.2(f) is hereby amended in its entirety with Schedule 1.2(f) attached hereto.

(g)                                  The Lenders hereby consent to (i) SSS entering into the additional Specified Note described in clause (b) on Schedule 1.2(f) and (ii) the Agent entering into the Specified Note Subordination Agreement.

SECTION 3.                         Forbearance; Forbearance Default Rights and Remedies.

(a)                                 In reliance upon the representations and warranties and covenants of the Credit Parties contained in this Agreement, and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, effective as of the Forbearance Effective Date, each of the Lender Parties agrees that until the expiration or termination of the Forbearance Period, it will (subject to clause (b) below) temporarily forbear from exercising its default-related rights and remedies against Borrower or any other Credit Party solely with respect to the Specified Defaults (the “Forbearance”).  As used herein, the term “Forbearance Period” shall mean the period beginning on the Forbearance Effective Date and ending immediately and automatically upon the earlier to occur of (the occurrence of clause (i) or (ii), a “Termination Event”): (i) the occurrence of any Forbearance Default (as hereinafter defined) and (ii) January 31, 2019.  As used herein, the term “Forbearance Default” shall mean (A) the occurrence of any Default or Event of Default other than the Specified Defaults, (B) the failure of the Borrowers or any other Credit Party to comply timely with any term, condition, or covenant set forth in this Agreement, (C) the failure of any representation or warranty made by the Borrower or any other Credit Party under or in connection with this Agreement to be true and complete as of the date when made or any other breach of any such representation or warranty, (D) the termination or expiration of the Second Lien Forbearance Agreement, (E) any Credit Party repudiates or asserts a defense to any obligations or liability under the First Lien Credit Agreement or any Other Document, (F) any Credit Party or Restricted Subsidiary thereof defaults under or breaches any lease agreement or other logistics agreement, in each case that is material to its business, and the counterparty thereto takes any material action in connection with such default or breach that is adverse to the Credit Parties or the Lender Parties, or (G) any letter of credit issued pursuant to the First Lien Credit Agreement is drawn by the beneficiary thereof.  The Borrowers shall provide notice to the Agent and the Lender Parties, as soon as possible but in any event within one (1) Business Day of the occurrence of any Forbearance Default, which notice shall state that such event occurred and set forth, in reasonable detail, the facts and circumstances that gave rise to such event.

(b)                                 Notwithstanding anything to the contrary herein, from (and including) the Forbearance Effective Date and at all times during the continuance of any of the Specified Defaults, the Obligations shall bear interest at the Default Rate in accordance with Section 3.1 of the First Lien Credit Agreement; provided, however, that each of the Lender Parties agrees, subject to the terms and conditions of the First Lien Credit Agreement (without giving effect to the existence of the Specified Defaults during the Forbearance Period), not to elect to suspend the Borrower’s ability to incur LIBOR Rate Loans and that the Borrowing Agent may continue to elect LIBOR Rate Loans pursuant to a notice of borrowing or notice of conversion.

(c)                                  The Forbearance is limited in nature and nothing contained herein is intended, or shall be deemed or construed (i) to constitute a waiver of any of the Specified Defaults or any future Defaults or Events of Default or compliance with any term or provision of the First Lien Credit Agreement or the Other Documents or applicable law, except to the extent expressly provided for herein, or (ii) to establish a custom or course of dealing between the Credit Parties, on the one hand, and the Agent or any Lender, on the other hand.  Nothing contained in this Agreement shall be deemed to obligate the Agent or any Lender to enter into any other forbearance agreements or to waive any Defaults or Events of Default, except to the extent expressly provided for herein.

(d)                                 Upon the occurrence of a Termination Event, the agreement of the Lender Parties hereunder to forbear from exercising their respective default-related rights and remedies shall immediately terminate without the requirement of any demand, presentment, protest, or notice of any kind, all of which the Borrowers and the other Credit Parties each waives.  The Borrowers and the other Credit Parties each agree that, subject to the terms and conditions of the ABL/Term Intercreditor Agreement, the Agent and each Lender may at any time thereafter in their respective sole and absolute discretion proceed to exercise and enforce any and all of their respective rights and remedies under any or all of the First Lien Credit Agreement, any Other Document and/or applicable law, including, without limitation, their respective rights and remedies with respect to the Specified Defaults.  Without limiting the generality of the foregoing, upon the occurrence of a Termination Event, the Lender Parties may, in their sole discretion and without the requirement of any demand, presentment, protest, or notice of any kind, (i) suspend or terminate the Commitments to provide Advances under any or all of the Credit Agreement and other Credit Documents (ii) subject to the ABL/Term Intercreditor Agreement (solely to the extent applicable), commence any legal or other action to collect any or all of the Obligations from the Borrowers, any other Credit Party and/or any Collateral, (iii) subject to the ABL/Term Intercreditor Agreement, foreclose or otherwise realize on any or all of the Collateral, and/or appropriate, setoff or apply to the payment of any or all of the Obligations, any or all of the Collateral, and (iv) subject to the ABL/Term Intercreditor Agreement (solely to the extent applicable), take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the First Lien Credit Agreement, any Other Documents and/or applicable law, all of which rights and remedies are fully reserved by the Lender Parties. In furtherance of the foregoing, and notwithstanding the occurrence of the Forbearance Effective Date, each of the Credit Parties acknowledges and confirms that, subject to the Forbearance, all rights and remedies of the Agent and the Lenders under the First Lien Credit Agreement and the Other Documents and applicable law with respect to the Borrowers or any other Credit Party shall continue to be available to the Agent and the Lenders.  For the avoidance of doubt, the Credit Parties acknowledge and confirm that the agreement of the Agent and the Lenders temporarily to forbear shall not apply to nor preclude any remedy available to the Agent or the Lenders in connection with any proceeding commenced under any bankruptcy or insolvency law, including, without limitation, to any relief in respect of adequate protection or relief from any stay imposed under such law.

(e)                                  Each of the parties hereto hereby agrees that the running of all statutes of limitation and the doctrine of laches applicable to all claims or causes of action that the Agent or any Lender may be entitled to take or bring in order to enforce its rights and remedies against any Credit Party are, to the fullest extent permitted by law, tolled and suspended during the Forbearance Period.

(f)                                   The Credit Parties understand and accept the temporary nature of the forbearance provided hereby and that the Agent and the Lender Parties have given no assurances that they will extend such forbearance or provide waivers or amendments to the First Lien Credit Agreement or any Other Document.

(g)                                  Any agreement by the Lender Parties to extend the Forbearance Period, if any, must be set forth in writing and signed by a duly authorized signatory of each of the Agent and the Required Lenders.

SECTION 4.                         Supplemental Terms, Conditions and Covenants During the Forbearance Period

(a)                                 During the Forbearance Period, the Credit Parties shall provide to the Agent for itself and on behalf of the Lenders, (i) no later than 5:00 p.m. Friday of each week, commencing January 4, 2019, an updated 13-week cash flow statement for the Credit Parties and (ii) copies of such other documents or information as requested by the Agent or the Lender Parties.

(b)                                 During the Forbearance Period, at the request of any Lender Party on not more than a weekly basis, management of the Credit Parties shall conduct a telephonic meeting to be attended by the respective representatives of the Credit Parties and the Lender Parties, during which meeting the Credit Parties shall provide information relating to the Credit Parties as requested by any Lender Party including, without limitation, information and updates with respect to their business, the negotiations among the Credit Parties and the parties to their various logistics agreements, plant overhead and corporate selling, general and administrative expense rationalization, daily production volume reports related to the dry and wet plant operations at the Osburn Facility (as well as effective COGS analysis related to the overall plant operations at the Osburn Facility), an updated 13-week cash flow statement with variance analysis to the previously provided 13-week cash flow statement, key upcoming receipts and disbursements, the amount of anticipated drawings under the First Lien Credit Agreement, and an update with respect to any discussions relating to any strategic alternatives.

(c)                                  During the Forbearance Period, and following the termination of the Forbearance Period so long as any Default or Event of Default has occurred and is continuing, each Credit Party shall comply with all limitations, restrictions or prohibitions that would otherwise be effective or applicable under the First Lien Credit Agreement or any Other Document during the continuance of any Default or Event of Default, including, without limitation, the prohibitions against the making of Dispositions pursuant to Section 7.1(b)(xv) and (xvi) of the First Lien Credit Agreement, the consummation of any Permitted Acquisition or the making of any Restricted Payments pursuant to Section 7.5(a) or (b) of the First Lien Credit Agreement; provided, however, that the Borrowers shall, subject to the terms and conditions of the First Lien Credit Agreement (without giving effect to the existence of the Specified Defaults during the Forbearance Period), (i) continue to be able to request the making of Revolving Advances and the issuance of Letters of Credit and (ii) be permitted to make the scheduled payments of principal and interest on the Existing Specified Note due December 31, 2018.

(d)                                 During the Forbearance Period, the Credit Parties shall in good faith use their commercially reasonable efforts to diligently negotiate certain amendments and modifications to the material agreements to which the Credit Parties are a party, including, without limitation, their railcar leases, fixed logistics agreements and similar agreements, in order to improve the financial condition of the Credit Parties and their Restricted Subsidiaries.

SECTION 5.                         Effectiveness.  This Agreement will be effective as of the date when the following conditions have been satisfied (such date, the “Forbearance Effective Date”):

(a)                                 Agreement.  The Agent shall have received counterparts of this Agreement executed by each of the Credit Parties and the Lenders constituting the Required Lenders;

(b)                                 Fees and Expenses.  All fees and expenses due under the First Lien Credit Agreement and the Other Documents in connection therewith and this Agreement (including, without limitation, fees and expenses of legal counsel) shall have been paid by the Borrowers (in the case of expenses, to the extent invoiced on or prior to the date of this Agreement);

(c)                                  Representations and Warranties.  The representations and warranties set forth in Section 7 below shall be true and correct as of such date;

(d)                                 No Default or Event of Default.  No Default or Event of Default shall have occurred and be continuing, other than the Specified Defaults.

(e)                                  Second Lien Credit Facility.  The Agent shall have received a copy of a forbearance agreement (the “Second Lien Forbearance Agreement”) executed and delivered by the Second Lien Agent and the Second Lien Noteholders whose consent is required pursuant to the Second Lien Note Purchase Agreement, which Second Lien Forbearance Agreement shall be in form and substance satisfactory to the Agent and the Required Lenders.

SECTION 6.                         General Release; Indemnity.

(a)                                 In consideration of, among other things, Agent’s and the Required Lenders’ execution and delivery of this Agreement, each of the Borrowers and the other Credit Parties, on behalf of itself and its agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, “Releasors”), hereby forever agrees and covenants not to sue or prosecute against any Releasee (as hereinafter defined) and hereby forever waives, releases and discharges, to the fullest extent permitted by law, each Releasee from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever, that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity (collectively, the “Claims”), against any or all of the Lender Parties in any capacity and their respective affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys, advisors and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the Forbearance Effective Date, that relate to, arise out of or otherwise are in connection with: (i) any or all of the First Lien Credit Agreement, this Agreement, the Other Documents or transactions contemplated thereby or any actions or omissions in connection therewith, or (ii) any aspect of the dealings or relationships between or among the Borrowers and the other Credit Parties, on the one hand, and any or all of the Lender Parties, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof.  In entering into this Agreement, the Borrowers and each other Credit Party consulted with, and have been represented by, legal counsel and expressly disclaim any reliance on any representations, acts or omissions by any of the Releasees and hereby agree and acknowledge that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof.  The provisions of this Section shall survive the termination of this Agreement, the First Lien Credit Agreement, the Other Documents and payment in full of the Obligations.

(b)                                 The Borrowers and the other Credit Parties each hereby agree that it shall, jointly and severally, indemnify and hold the Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by or on behalf of any Person, including, without limitation, the respective officers, directors, agents, trustees, creditors, partners or shareholders of the Borrowers, any other Credit Party, or any of their respective Subsidiaries, whether threatened or initiated, in respect of any claim for legal or equitable remedy under any statue, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of the First Lien Credit Agreement, the Other Documents, this Agreement or any other document executed and/or delivered in connection herewith or therewith; provided, that neither Borrower nor any other Credit Party shall have any obligation to indemnify or hold harmless any Releasee hereunder with respect to liabilities to the extent they result from the gross negligence or willful misconduct of that Releasee as finally determined by a court of competent jurisdiction.  The foregoing indemnity shall survive the termination of this Agreement, the First Lien Credit Agreement, the Other Documents and the payment in full of the Obligations.

SECTION 7.                         Representations, Warranties And Covenants Of the Borrowers and Other Credit Parties To induce Agent and the other Lender Parties to execute and deliver this Agreement, each of the Borrowers and the other Credit Parties represents, warrants and covenants that:

(a)                                 The execution, delivery and performance by each of the Borrowers and the other Credit Parties of this Agreement and all documents and instruments delivered in connection herewith have been duly authorized by such Credit Parties, this Agreement has been duly executed and delivered by each of Borrowers and the other Credit Parties, and this Agreement and all documents and instruments delivered in connection herewith are legal, valid and binding obligations of such Credit Parties enforceable against such parties in accordance with their respective terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

(b)                                 Except with respect to the Specified Defaults, each of the representations and warranties contained in the First Lien Credit Agreement and the Other Documents is true and correct on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date, and each of the agreements and covenants in the First Lien Credit Agreement and the Other Documents is hereby reaffirmed with the same force and effect as if each were separately stated herein and made as of the date hereof;

(c)                                  Neither the execution, delivery and performance of this Agreement and all documents and instruments delivered in connection herewith nor the consummation of the transactions contemplated hereby or thereby does or shall contravene, result in a breach of, or violate (i) any provision of any Credit Party’s Organizational Documents, (ii) any Applicable Law, or (iii) any Material Contract;

(d)                                 As of the date hereof, except for the Specified Defaults, no Default or Event of Default has occurred or is continuing under this Agreement, the First Lien Credit Agreement or any Other Document.

SECTION 8.                         Ratification of Liability.  Borrowers and the other Credit Parties, as debtors, grantors, pledgors, guarantors, assignors, or in other similar capacities in which such parties grant liens or security interests in their properties or otherwise act as accommodation parties or guarantors, as the case may be, under the First Lien Credit Agreement and the Other Documents, hereby ratify and reaffirm all of their payment and performance obligations and obligations to indemnify, contingent or otherwise, under each of such First Lien Credit Agreement and Other Documents to which it is a party, and ratify and reaffirm their grants of liens on or security interests in their properties pursuant to such First Lien Credit Agreement and Other Documents to which they are a party, respectively, as security for the Obligations under or with respect to the First Lien Credit Agreement, and confirms and agrees that such liens and security interests hereafter secure all of the Obligations, including, without limitation, all additional Obligations hereafter arising or incurred pursuant to or in connection with this Agreement, the First Lien Credit Agreement or any Other Document.

SECTION 9.                         Reference To And Effect Upon The First Lien Credit Agreement.

(a)                                 Except as specifically amended hereby, all terms, conditions, covenants, representations and warranties contained in the First Lien Credit Agreement and Other Documents, and all rights of the Lender Parties and all of the Obligations, shall remain in full force and effect.  The Borrowers and the other Credit Parties hereby confirm that the First Lien Credit Agreement and the Other Documents are in full force and effect and that neither Borrower nor any other Credit Party has any right of setoff, recoupment or other offset or any defense, claim or counterclaim with respect to any of the Obligations, the First Lien Credit Agreement or any Other Document.

(b)                                 Except as expressly set forth herein, the execution, delivery and effectiveness of this Agreement shall not directly or indirectly (i) constitute a consent or waiver of any past, present or future violations of any provisions of the First Lien Credit Agreement or any Other Documents nor constitute a novation of any of the Obligations under the First Lien Credit Agreement or Other Documents, (ii) amend, modify or operate as a waiver of any provision of the First Lien Credit Agreement or any Other Documents or any right, power or remedy of any Lender Party, or (iii) constitute a course of dealing or other basis for altering any Obligations or any other contract or instrument.  Except as expressly set forth herein, each Lender Party reserves all of its rights, powers, and remedies under the First Lien Credit Agreement, the Other Documents and applicable law.  All of the provisions of the First Lien Credit Agreement and the Other Documents, including, without limitation, the time of the essence provisions, are hereby reiterated, and if ever waived, are hereby reinstated.

(c)                                  From and after the Forbearance Effective Date, (i) the term “Agreement” in the First Lien Credit Agreement, and all references to the First Lien Credit Agreement in any Other

Document, shall mean the First Lien Credit Agreement, as amended by this Agreement, and (ii) the term “Other Documents” in the First Lien Credit Agreement and the Other Documents shall include, without limitation, this Agreement and any agreements, instruments and other documents executed and/or delivered in connection herewith.

(d)                                 Borrower and the Credit Parties acknowledge and agree that the Lender Parties’ agreement to forbear from exercising certain of their default-related rights and remedies with respect to the Specified Defaults during the Forbearance Period does not in any manner whatsoever limit any Lender Party’s right to insist upon strict compliance by Borrower and the other Credit Parties with the First Lien Credit Agreement, this Agreement or any Other Document during the Forbearance Period, except as expressly set forth herein.

SECTION 10.                  Governing Law; Consent to Jurisdiction and Venue.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ITS VALIDITY, INTERPRETATION, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST).  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER AND EACH OTHER CREDIT PARTY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL LIMIT THE RIGHT OF AGENT TO COMMENCE ANY PROCEEDING IN THE FEDERAL OR STATE COURTS OF ANY OTHER JURISDICTION TO THE EXTENT AGENT DETERMINES THAT SUCH ACTION IS NECESSARY OR APPROPRIATE TO EXERCISE ITS RIGHTS OR REMEDIES UNDER THE FIRST LIEN CREDIT AGREEMENT OR ANY OTHER DOCUMENT.  EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTIONS.  EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND OTHER DOCUMENTS AND OTHER SERVICE OF PROCESS OF ANY KIND AND CONSENTS TO SUCH SERVICE IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE UNITED STATES OF AMERICA WITH RESPECT TO OR OTHERWISE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BY ANY MEANS PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, INCLUDING BY THE MAILING THEREOF (BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER SPECIFIED IN THE FIRST LIEN CREDIT AGREEMENT (AND SHALL BE EFFECTIVE WHEN SUCH MAILING SHALL BE EFFECTIVE, AS PROVIDED THEREIN).  EACH CREDIT PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING CONTAINED IN THIS SECTION 10 SHALL AFFECT THE RIGHT OF AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW OR COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

SECTION 11.                              Construction  This Agreement and all other agreements and documents executed and/or delivered in connection herewith have been prepared through the joint efforts of all of the parties hereto.  Neither the provisions of this Agreement or any such other agreements and documents nor any alleged ambiguity therein shall be interpreted or resolved against any party on the ground that such party or its counsel drafted this Agreement or such other agreements and documents, or based on any other rule of strict construction.  Each of the parties hereto represents and declares that such party has carefully read this Agreement and all other agreements and documents executed in connection therewith, and that such party knows the contents thereof and signs the same freely and voluntarily.  The parties hereto acknowledge that they have been represented by legal counsel of their own choosing in negotiations for and preparation of this Agreement and all other agreements and documents executed in connection herewith and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect.  If any matter is left to the decision, right, requirement, request, determination, judgment, opinion, approval, consent, waiver, satisfaction, acceptance, agreement, option or discretion of one or more Lender Parties or their respective employees, counsel, or agents in the First Lien Credit Agreement or any Other Documents, such action shall be deemed to be exercisable by such Lender Parties or such other Person in its sole and absolute discretion and according to standards established in its sole and absolute discretion.  Without limiting the generality of the foregoing, “option” and “discretion” shall be implied by the use of the words “if” and “may.”

SECTION 12.                              Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.  Any party hereto may execute and deliver a counterpart of this Agreement by delivering by facsimile or other electronic transmission a signature page of this Agreement signed by such party, and any such facsimile or other electronic signature shall be treated in all respects as having the same effect as an original signature.  Any party delivering by facsimile or other electronic transmission a counterpart executed by it shall promptly thereafter also deliver a manually signed counterpart of this Agreement; provided that the failure to deliver such manually signed counterpart shall not affect the validity or effectiveness of this Agreement.

SECTION 13.                              Severability.  The invalidity, illegality, or unenforceability of any provision in or obligation under this Agreement in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction.  If feasible, any such offending provision shall be deemed modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

SECTION 14.                              Time of Essence.  Time is of the essence in the performance of each of the obligations of Borrower and the other Credit Parties hereunder and with respect to all conditions to be satisfied by such parties.

SECTION 15.                              Further Assurances.  The Borrowers and each other Credit Party agree to take all further actions and execute all further documents as Agent may from time to time reasonably request to carry out the transactions contemplated by this Agreement and all other agreements executed and delivered in connection herewith.

SECTION 16.                              Section Headings.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

SECTION 17.                              Notices.  All notices, requests, and demands to or upon the respective parties hereto shall be given in accordance with the First Lien Credit Agreement.

SECTION 18.                              Waivers by the Borrowers and other Credit Parties.

(a)         Waiver of Jury Trial Right And Other Matters.  BORROWERS AND THE OTHER CREDIT PARTIES EACH HEREBY WAIVES (i) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE FIRST LIEN CREDIT AGREEMENT, THE OTHER DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY, WHICH WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE; (ii) PRESENTMENT, DEMAND AND PROTEST, AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NONPAYMENT, MATURITY, RELEASE WITH RESPECT TO ALL OR ANY PART OF THE OBLIGATIONS; AND (iii) NOTICE OF ACCEPTANCE HEREOF, AND BORROWERS AND THE OTHER CREDIT PARTIES EACH ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO AGENT’S AND THE OTHER LENDER PARTIES’ ENTERING INTO THIS AGREEMENT AND THAT SUCH PARTIES ARE RELYING UPON THE FOREGOING WAIVERS IN THEIR FUTURE DEALINGS WITH BORROWERS AND THE OTHER CREDIT PARTIES.  BORROWERS AND THE OTHER CREDIT PARTIES EACH WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

SECTION 19.                              Assignments; No Third Party Beneficiaries.  This Agreement shall be binding upon and inure to the benefit of the Borrowers, the other Credit Parties, the Lender Parties and their respective successors and assigns; provided, that neither Borrower nor any other Credit Party shall be entitled to delegate any of its duties hereunder or to assign any of its rights or remedies set forth in this Agreement without the prior written consent of Agent in its sole discretion.

SECTION 20.                              Final Agreement.  This Agreement, the First Lien Credit Agreement, the Other Documents, and the other written agreements, instruments, and documents entered into in connection therewith set forth in full the terms of agreement between the parties hereto and thereto with respect to the subject matter thereof and are intended as the full, complete, and exclusive contracts governing the relationship between such parties with respect to the subject matter thereof, superseding all other discussions, promises, representations, warranties, agreements, and understandings between the parties with respect thereto.  Except as provided therein, no term of the First Lien Credit Agreement or the Other Documents may be modified or amended, nor may any rights thereunder be waived, except in a writing signed by the party against whom enforcement of the modification, amendment, or waiver is sought.  Any waiver of any condition in, or breach of, any of the foregoing in a particular instance shall not operate as a waiver of other or subsequent conditions or breaches of the same or a different kind.  Agent’s or any Lender’s exercise or failure to exercise any rights or remedies under any of the foregoing in a particular instance shall not operate as a waiver of its right to exercise the same or different rights and remedies in any other instances.  There are no oral agreements among the parties hereto.

[Signature pages to follow]

IN WITNESS WHEREOF, this Forbearance Agreement and First Amendment to Second Amended and Restated Revolving Credit and Security Agreement has been executed by the parties hereto as of the date first written above.

EMERGE ENERGY SERVICES OPERATING LLC

By:
Warren B. Bonham
Vice President

SUPERIOR SILICA SANDS LLC

By:
Warren B. Bonham
Vice President

EMERGE ENERGY SERVICES LP

By:
Warren B. Bonham
Vice President

PNC BANK, NATIONAL ASSOCIATION
solely in its capacities as administrative agent and collateral agent and not in its individual capacity

By:
Name:
Title:

[Signature blocks for Lenders to be added]

SIGNATURE PAGE TO

FORBEARANCE AGREEMENT AND FIRST AMENDMENT

EXHIBIT A (Specified Defaults)

1.                                      Failure to comply with Section 6.5(a) of the First Lien Credit Agreement for the fiscal quarter ending December 31, 2018.

2.                                      Failure to comply with Section 6.5(c) of the First Lien Credit Agreement for the fiscal quarter ending December 31, 2018.

3.                                      Failure to deliver a notice of the occurrence of any Default with respect to the foregoing paragraphs 1 through 4 pursuant to Section 9.5(a) of the First Lien Credit Agreement.